EXHIBIT 99.1
Press Release

Clean Harbors Announces Fourth-Quarter and
Full-Year 2024 Financial Results

•Posts 7% Increase in Q4 Revenues to $1.43 Billion; Full-Year Revenues of $5.89 Billion, Driven by 11% Growth in Environmental Services Segment
•Generates Q4 Net Income of $84.0 Million, or EPS of $1.55; Full-Year Net Income of $402.3 Million, or EPS of $7.42
•Achieves Q4 Adjusted EBITDA of $257.2 Million; Full-Year Adjusted EBITDA of $1.12 Billion
•Commercially Launches State-of-the-Art Incinerator in Kimball, Nebraska
•Delivers Full-Year Net Cash from Operating Activities of $777.8 Million and Adjusted Free Cash Flow of $357.9 Million
•Provides Full-Year 2025 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – February 19, 2025 – Clean Harbors, Inc. (“Clean Harbors” or the “Company”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the fourth quarter and year ended December 31, 2024.
“Our fourth-quarter results were in line with our expectations as our Environmental Services (ES) segment capped a record 2024 with a robust performance, including the 11th consecutive quarter of year-over-year margin growth,” said Mike Battles, Co-Chief Executive Officer. “The segment benefited from steady demand, strong waste collection volumes, a healthy flow of project work and favorable pricing. For the full year the segment saw 11% top-line growth and annual Adjusted EBITDA margin exceeded 25%. We maintained a strong focus on safety and continuous improvement in the quarter, which contributed to a Total Recordable Incident Rate (TRIR) that enabled us to surpass our 2024 goal.”
Fourth-Quarter 2024 Results
Revenues grew 7% to $1.43 billion, compared with $1.34 billion in the same period of 2023. Income from operations was $137.0 million, compared with $147.3 million in the fourth quarter of 2023.
Net income was $84.0 million, or $1.55 per diluted share, compared with $98.3 million, or $1.81 per diluted share, for the same period in 2023.
Adjusted EBITDA (see description and reconciliation below) was $257.2 million, compared with $254.9 million in the same period of 2023.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Q4 2024 Segment Review
“Our ES segment achieved a 9% growth in revenue and 11% growth in Adjusted EBITDA,” said Eric Gerstenberg, Co-Chief Executive Officer. “Our Adjusted EBITDA margin in the segment increased by 50 basis points. Top-line growth in the segment was again led by our Field Services operations. Field Services revenue increased 47% from the prior-year period, reflecting the HEPACO acquisition and healthy organic growth in our legacy business. Technical Services revenue grew 8% on strength in our network. Incineration utilization was an outstanding 94% for the quarter, up from 85% in the same period a year ago. Safety-Kleen Environmental Services delivered 6% revenue growth in the ES segment.”
“Results in our Safety-Kleen Sustainability Solutions (SKSS) segment reflected ongoing challenges in the U.S. base oil and lubricants market, as revenues declined 5% and profitability was down from the same period in 2023,” said Battles. “In response to the weakening market conditions and pricing pressure, we took aggressive action in mid-November by shifting customers to a charge-for-oil (CFO) position. These actions, along with cost-cutting initiatives, were designed to help offset the weaker pricing conditions that have persisted.”
2024 Financial Results
Revenues for 2024 increased 9% to $5.89 billion compared with $5.41 billion in 2023. Income from operations increased 9% to $670.2 million compared with $612.4 million in 2023.
Net income was $402.3 million, or $7.42 per diluted share, compared with net income of $377.9 million, or $6.95 per diluted share for 2023. (See reconciliation table below).
Adjusted EBITDA (see description below) grew 10% to $1.12 billion from $1.01 billion in 2023. The Company generated adjusted free cash flow (see description and reconciliation below) of $357.9 million in 2024, compared with $321.9 million in 2023. The increase is attributable to greater earnings and some improvements in working capital management which offset higher net capital expenditures.
“2024 was another exceptional year for the Company, particularly in our ES segment where we saw the continuation of a multi-year profitable growth trend and record financial performance,” Gerstenberg said. “Adjusted EBITDA margin in the ES segment expanded by 90 basis points to 25.3% on the strength of 11% revenue growth combined with a 15% increase in Adjusted EBITDA. Beyond our financial performance, we achieved significant operational milestones in 2024, including:
•Achievement of a TRIR of 0.65,
•Completion and commercial launch of our Kimball, Nebraska incinerator,
•Acquisitions of HEPACO and Noble Oil,
•Workforce growth and improved retention by lowering turnover by 250 basis points,
•Introduction of our Total PFAS Solution,
•Expansion of our Baltimore Hub,
•Partnership with Castrol for its MoreCircular offering, and
•More than 20,000 emergency response events.
These developments illustrate our strategic execution and underscore our commitment to safety, growth, operational efficiency and market responsiveness.”
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Business Outlook and Financial Guidance
“We expect a year of profitable growth in 2025, led by our ES segment,” Gerstenberg said. “A healthy backlog of waste streams across our disposal and recycling network is supported by favorable underlying trends expected in U.S. manufacturing, infrastructure spending and regulations, particularly as it relates to PFAS. We also continue to see a robust pipeline of remediation and waste projects as we move into the year. The commercial ramp up of our Nebraska incinerator is underway and our network is currently operating at a high level, efficiently and safely moving waste and utilizing all disposal assets. Our outlook for Field Services is decidedly positive given the early returns on the HEPACO transaction and the anticipated need for our comprehensive ER capabilities. We anticipate a return to growth in our Industrial Services business this year after a slower 2024, while SK Environmental Services should continue to drive record waste volumes into our network.
“Within SKSS, our focus will remain on actively managing our cost structure, particularly waste oil collection costs. In terms of growth strategies, we are directing our energies into areas such as our Castrol partnership, Group III production, blended sales and opportunities to capitalize on the sustainable products we offer.”
Battles concluded, “Overall, we believe we have the ideal strategies in place to deliver a great financial performance in 2025. In addition to increasing Adjusted EBITDA and adjusted free cash flow, we anticipate continued Adjusted EBITDA margin improvement based on our pricing, cost reduction and productivity initiatives.”
In the first quarter of 2025, Clean Harbors expects Adjusted EBITDA to grow 4%-6% year-over-year in its ES segment and be flat on a consolidated basis. For full-year 2025, Clean Harbors expects:
•Adjusted EBITDA in the range of $1.15 billion to $1.21 billion, or a midpoint of $1.18 billion, which represents 6% growth year-over-year. This Adjusted EBITDA range is based on anticipated GAAP net income in the range of $376 million to $427 million.
•Adjusted free cash flow in the range of $430 million to $490 million, or a midpoint of $460 million. This range is based on anticipated net cash from operating activities in the range of $775 million to $865 million.

Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP) but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors because the Company’s management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA as described in the following reconciliation showing the differences between reported net
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com income and Adjusted EBITDA for the three and twelve months ended December 31, 2024 and 2023 (in thousands, except percentages):

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income	$83,974	$98,349	$402,299	$377,856
Accretion of environmental liabilities	3,317	3,386	13,456	13,667
Stock-based compensation	7,291	5,894	27,981	20,703
Depreciation and amortization	105,290	98,336	400,922	365,761
Kimball startup costs	4,343	—	4,343	—
Other (income) expense, net	(977)	(3,148)	1,454	(2,315)
Loss on early extinguishment of debt	371	518	371	2,880
Interest expense, net of interest income	34,197	28,195	134,964	108,595
Provision for income taxes	19,403	23,379	131,144	125,423
Adjusted EBITDA	$257,209	$254,909	$1,116,934	$1,012,570
Adjusted EBITDA Margin	18.0%	19.0%	19.0%	18.7%
Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, a non-GAAP measure, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. When necessary, the Company adjusts for the cash impact of items derived from non-operating activities. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.
An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows for the three and twelve months ended December 31, 2024 and 2023 (in thousands):

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Adjusted free cash flow
Net cash from operating activities	$303,938	$278,860	$777,771	$734,552
Additions to property, plant and equipment	(62,415)	(110,394)	(432,241)	(422,300)
Proceeds from sale and disposal of fixed assets	2,746	4,521	9,099	9,650
Kimball startup costs	3,253	—	3,253	—
Adjusted free cash flow	$247,522	$172,987	$357,882	$321,902

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2025
Projected GAAP net income	$376	to	$427
Adjustments:
Accretion of environmental liabilities	15	to	14
Stock-based compensation	28	to	31
Depreciation and amortization	450	to	440
Interest expense, net	146	to	141
Provision for income taxes	135	to	157
Projected Adjusted EBITDA	$1,150	to	$1,210

Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected GAAP net cash from operating activities and projected adjusted free cash flow is as follows (in millions). Starting in 2025, the Company is excluding significant one-time growth investments, which the Company expects to realize future long-term benefits from, as they are not indicative of free cash flow generation for the current period.

	For the Year Ending December 31, 2025
Projected net cash from operating activities	$775	to	$865
Additions to property, plant and equipment	(370)	to	(400)
Cash investment in Phoenix Hub	15	to	15
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$430	to	$490

Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 877.709.8155 or 201.689.8881 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is a leading provider of parts washers and environmental services to commercial, industrial and automotive customers, as well as North America’s largest re-refiner and recycler of used oil. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “will,” “should,” “estimates,” “projects,” “may,” “likely,” “potential,” “outlook” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s future financial and operating results, plans, strategy, objectives and goals, cost management initiatives, pricing and productivity initiatives, contingent liabilities, liquidity, business and market conditions, trends, customer demand, acquisitions, growth opportunities, expectations, challenges and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of the date of this press release only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed reports on Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenues	$1,431,116	$1,338,169	$5,889,952	$5,409,152
Cost of revenues:	1,003,502	923,147	4,065,713	3,746,124
Selling, general and administrative expenses	182,039	166,007	739,629	671,161
Accretion of environmental liabilities	3,317	3,386	13,456	13,667
Depreciation and amortization	105,290	98,336	400,922	365,761
Income from operations	136,968	147,293	670,232	612,439
Other income (expense), net	977	3,148	(1,454)	2,315
Loss on early extinguishment of debt	(371)	(518)	(371)	(2,880)
Interest expense, net	(34,197)	(28,195)	(134,964)	(108,595)
Income before provision for income taxes	103,377	121,728	533,443	503,279
Provision for income taxes	19,403	23,379	131,144	125,423
Net income	$83,974	$98,349	$402,299	$377,856
Earnings per share:
Basic	$1.56	$1.82	$7.46	$6.99
Diluted	$1.55	$1.81	$7.42	$6.95
Shares used to compute earnings per share - Basic	53,857	53,995	53,902	54,071
Shares used to compute earnings per share - Diluted	54,168	54,259	54,199	54,382

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$687,192	$444,698
Short-term marketable securities	102,634	106,101
Accounts receivable, net	1,015,357	983,111
Unbilled accounts receivable	162,215	107,859
Inventories and supplies	384,657	327,511
Prepaid expenses and other current assets	81,741	82,939
Total current assets	2,433,796	2,052,219
Property, plant and equipment, net	2,447,941	2,193,318
Other assets:
Operating lease right-of-use assets	250,853	187,060
Goodwill	1,477,199	1,287,736
Permits and other intangibles, net	701,987	602,797
Other long-term assets	65,502	59,739
Total other assets	2,495,541	2,137,332
Total assets	$7,377,278	$6,382,869

Current liabilities:
Current portion of long-term debt	$15,102	$10,000
Accounts payable	487,286	451,806
Deferred revenue	88,545	95,230
Accrued expenses and other current liabilities	419,445	397,157
Current portion of closure, post-closure and remedial liabilities	20,625	26,914
Current portion of operating lease liabilities	71,663	56,430
Total current liabilities	1,102,666	1,037,537
Other liabilities:
Closure and post-closure liabilities, less current portion	119,484	105,044
Remedial liabilities, less current portion	101,424	97,885
Long-term debt, less current portion	2,771,117	2,291,717
Operating lease liabilities, less current portion	182,883	131,743
Deferred tax liabilities	363,623	353,107
Other long-term liabilities	162,552	118,330
Total other liabilities	3,701,083	3,097,826
Total stockholders’ equity, net	2,573,529	2,247,506
Total liabilities and stockholders’ equity	$7,377,278	$6,382,869
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year Ended
	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net income	$402,299	$377,856
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	400,922	365,761
Allowance for doubtful accounts	8,129	5,956
Amortization of deferred financing costs and debt discount	6,321	5,309
Accretion of environmental liabilities	13,456	13,667
Changes in environmental liability estimates	4,139	4,828
Deferred income taxes	18,437	12,685
Other expense (income), net	1,454	(2,315)
Stock-based compensation	27,981	20,703
Loss on early extinguishment of debt	371	2,880
Environmental expenditures	(27,522)	(28,960)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(28,822)	2,453
Inventories and supplies	(49,588)	(4,312)
Other current and non-current assets	(57,220)	(22,645)
Accounts payable	12,327	(27,425)
Other current and long-term liabilities	45,087	8,111
Net cash from operating activities	777,771	734,552
Cash flows used in investing activities:
Additions to property, plant and equipment	(432,241)	(422,300)
Proceeds from sale and disposal of fixed assets	9,099	9,650
Acquisitions, net of cash acquired	(478,011)	(119,596)
Proceeds from sale of business, net of transaction costs	750	750
Additions to intangible assets including costs to obtain or renew permits	(9,607)	(2,649)
Purchases of available-for-sale securities	(117,861)	(158,264)
Proceeds from sale of available-for-sale securities	124,197	117,359
Net cash used in investing activities	(903,674)	(575,050)
Cash flows from (used in) financing activities:
Change in uncashed checks	(1,473)	2,759
Tax payments related to withholdings on vested restricted stock	(13,759)	(13,838)
Repurchases of common stock	(55,178)	(51,164)
Deferred financing costs paid	(8,954)	(6,736)
Payments on finance leases	(30,886)	(15,937)
Proceeds from employee stock purchase plan	3,009	—
Principal payments on debt	(15,102)	(623,975)
Proceeds from issuance of debt, net of discount	499,375	500,000
Borrowing from revolving credit facility	—	114,000
Payment on revolving credit facility	—	(114,000)
Net cash from (used in) financing activities	377,032	(208,891)
Effect of exchange rate change on cash	(8,635)	1,484
Increase (decrease) in cash and cash equivalents	242,494	(47,905)
Cash and cash equivalents, beginning of year	444,698	492,603
Cash and cash equivalents, end of year	$687,192	$444,698
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$153,059	$114,560
Income taxes paid, net of refunds	130,606	132,314
Non-cash investing activities:
Property, plant and equipment accrued	43,750	52,376

Supplemental Segment Data (in thousands)

	For the Three Months Ended
Revenue	December 31, 2024			December 31, 2023
	Third Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$1,214,098	$11,569	$1,225,667	$1,112,166	$10,136	$1,122,302
Safety-Kleen Sustainability Solutions	216,908	(11,569)	205,339	225,891	(10,136)	215,755
Corporate Items	110	—	110	112	—	112
Total	$1,431,116	$—	$1,431,116	$1,338,169	$—	$1,338,169

	For the Twelve Months Ended
Revenue	December 31, 2024			December 31, 2023
	Third Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$4,960,325	$44,422	$5,004,747	$4,469,909	$41,533	$4,511,442
Safety-Kleen Sustainability Solutions	929,220	(44,422)	884,798	938,796	(41,533)	897,263
Corporate Items	407	—	407	447	—	447
Total	$5,889,952	$—	$5,889,952	$5,409,152	$—	$5,409,152

	For the Three Months Ended		For the Twelve Months Ended
Adjusted EBITDA	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Environmental Services	$310,570	$278,659	$1,267,462	$1,101,608
Safety-Kleen Sustainability Solutions	24,604	46,849	147,006	172,873
Corporate Items	(77,965)	(70,599)	(297,534)	(261,911)
Total	$257,209	$254,909	$1,116,934	$1,012,570

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com